SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2002

U.S. INDUSTRIES, INC.
(Exact Name of Registrant
as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14557 (Commission File Number)	22-3568449 (IRS Employer Identification No.)

777 S. Flagler Drive Suite 1108 West Palm Beach, FL (Address of Principal Executive Offices)	33401 (Zip Code)

(516) 514-3838 (Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.

      On October 21, 2002, U.S. Industries, Inc. (the “Company”) consummated an extension of its bank facilities. Pursuant to the extension, the maturity of the Company’s bank debt has been extended from November 30, 2002 to October 1, 2003, with a further automatic extension to October 4, 2004 upon the successful completion of an exchange offer for the Company’s 7 1/8% Senior Notes due 2003. Under the extended facilities, the interest rate for LIBOR-based borrowings will start at LIBOR plus 4.75%, then increase to LIBOR plus 6.75% on the earlier of completion of the exchange offer or November 30, 2002; then increase to LIBOR plus 7.25% on July 1, 2003 and increase an additional .5% quarterly thereafter.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

10.1	Amended and Restated Amendment, Restatement, General Provisions and Intercreditor Agreement dated as of September 23, 2002.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. INDUSTRIES, INC.

Date: October 22, 2002	By: /s/ Steven C. Barre
Name: Steven C. Barre Title: Senior Vice President, General Counsel and Secretary